Exhibit 4.1

ON SEMICONDUCTOR CORPORATION,

the Note Guarantors listed herein

and

Wells Fargo Bank, N.A.,

as Trustee

ZERO COUPON CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2024, SERIES B

FIRST SUPPLEMENTAL INDENTURE

Dated as of

April 12, 2010

FIRST SUPPLEMENTAL INDENTURE, dated as of April 12, 2010 (the “First Supplemental Indenture”) by and among ON Semiconductor Corporation, a Delaware corporation, having its principal office at 5005 E. McDowell Road, Phoenix, Arizona 85008 (hereinafter called the “Company”), and each of Semiconductor Components Industries, LLC; SCG (Malaysia SMP) Holding Corporation; SCG (Czech) Holding Corporation; SCG (China) Holding Corporation; Semiconductor Components Industries Puerto Rico, Inc.; Semiconductor Components Industries of Rhode Island, Inc.; SCG International Development LLC and Semiconductor Components Industries International of Rhode Island, Inc., as note guarantors (collectively, the “Note Guarantors”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”), to that certain Indenture, dated as of July 21, 2006, by and among the Company, the Note Guarantors and the Trustee (the “Original Indenture”). Capitalized terms used herein and not otherwise defined will have the meanings given in the Original Indenture.

WHEREAS, the Company, the Note Guarantors and the Trustee executed the Original Indenture to provide for the issuance by the Company of its Zero Coupon Convertible Senior Subordinated Notes Due 2024, Series B (the “Notes”) pursuant to the Original Indenture;

WHEREAS, in accordance with Section 11.01(d) of the Original Indenture, the Company, when authorized by resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into supplemental indentures to the Original Indenture without the consent of the holders of Notes to, among other things, add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes;

WHEREAS, the Company desires to amend and supplement the Original Indenture in accordance with the terms thereof; and

WHEREAS, the Company has determined that the requirements of Article 11 of the Original Indenture have been satisfied and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture; all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been met; and the execution and delivery hereof have been in all respects duly authorized by the Company and the Note Guarantors;

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Notes:

1. Amendment to Article 5. The following sections are added at the end of Article 5 of the Original Indenture:

SECTION 5.10. Non-exercise of Redemption of Notes. The Company hereby covenants and agrees that it shall not exercise its right under Section 3.01 hereof to redeem any Notes prior to, but not including, April 15, 2012.

SECTION 5.11. Covenant to Repurchase Notes at the Option of the Noteholder. Unless the Company has elected to redeem all of the Notes in accordance with Section 3.01, in addition to its obligations in Article 3 hereof, the Company hereby covenants and agrees to purchase any Notes (in whole or in part), on April 15, 2012, at the option of each holder of Notes, for cash, at the Repurchase Price; provided however, that no Notes may be repurchased by the Company pursuant to this Section 5.11 if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or prior to April 15, 2012. Repurchases of Notes under this Section 5.11 shall be made, at the option of the holder thereof, upon satisfaction of the conditions, in the manner prescribed, and subject to the terms and conditions set forth in Article 3 hereof and April 15, 2012 shall be deemed to be a new Repurchase Date for purposes thereof.

2. Notation on Securities. (a) The Notes, on and after the date hereof, shall bear a notation substantially to the following effect:

“THE TERMS OF THIS SECURITY HAVE BEEN AMENDED TO THE EXTENT PROVIDED IN THE FIRST SUPPLEMENTAL INDENTURE, DATED AS OF APRIL 12, 2010, BETWEEN THE COMPANY, EACH OF THE NOTE GUARANTORS AND THE TRUSTEE.

THIS NOTE MAY HAVE BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” WITHIN THE MEANING OF SECTION 1272, ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY PROVIDE TO ANY HOLDER OF THE NOTE INFORMATION REGARDING (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. SUCH REQUEST SHOULD BE SENT TO KEN RIZVI AT THE COMPANY AT (602) 244-5374.”

(b) The Trustee hereby agrees to cause the Notes to bear the above notation.

3. Execution of Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and forms a part thereof. The Original Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

4. Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with another provision which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

5. Governing Law. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

6. Execution In Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

7. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this First Supplemental Indenture as of the date first above written.

COMPANY:

ON SEMICONDUCTOR CORPORATION

By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Chief Financial Officer and Treasurer

TRUSTEE:

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ MARTIN REED
Name:	Martin Reed
Title:	Vice President

NOTE GUARANTORS:

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Chief Financial Officer and Treasurer

SCG (MALAYSIA SMP) HOLDING CORPORATION

By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Chief Financial Officer and Treasurer

SCG (CZECH) HOLDING CORPORATION

By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Chief Financial Officer and Treasurer

SCG (CHINA) HOLDING CORPORATION

By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Chief Financial Officer and Treasurer

SEMICONDUCTOR COMPONENTS INDUSTRIES PUERTO RICO, INC.

By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Chief Financial Officer and Treasurer

SEMICONDUCTOR COMPONENTS INDUSTRIES OF RHODE ISLAND, INC.

By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Chief Financial Officer and Treasurer

SCG INTERNATIONAL DEVELOPMENT LLC

By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Chief Financial Officer and Treasurer

SEMICONDUCTOR COMPONENTS INDUSTRIES INTERNATIONAL OF RHODE ISLAND, INC.

By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Chief Financial Officer and Treasurer